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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2012

REGENCY CENTERS CORPORATION
REGENCY CENTERS, L.P.
(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation)	001-12298 (Regency Centers Corporation)	59-3191743 (Regency Centers Corporation)
Delaware (Regency Centers, L.P.)	0-24763 (Regency Centers, L.P.)	59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code: (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 13, 2012, Regency Centers Corporation (the “Company”) and Regency Centers, L.P. (the “Operating Partnership”), as Borrower, amended its existing unsecured revolving credit facility (the “Facility”) and increased the Facility by $200 million to a total of $800 million (the “Amended Facility”). The Amended Facility currently bears interest at an annual rate of LIBOR plus 140 basis points (inclusive of a 22.5 basis point facility fee) and is subject to adjustment based on the higher of the Company's corporate credit ratings from Moody's and S&P. The maturity date on the Amended Facility is extended by one year and will expire in September 2016. Additionally, the Company retained one, one-year extension option.
The Company issued a press release on September 13, 2012, a copy of which is filed as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit 99.1	Press release issued by the Company on September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 14, 2012	REGENCY CENTERS CORPORATION
	By:	/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer
Date: September 14, 2012	REGENCY CENTERS, L.P.
By: Regency Centers Corporation, its general partner
	By:	/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer

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